EXHIBIT 99.1

Metals USA Reports Record First Quarter Sales Revenues

    HOUSTON--(BUSINESS WIRE)--April 25, 2005--Metals USA, Inc. (Nasdaq:MUSA), a leader in the metals processing and distribution industry, today announced results for its first quarter ended March 31, 2005. Net sales for the quarter were $427.6 million, while net income was $17.3 million, or $0.83 per diluted share for the quarter. For the year ago quarter, net sales were $319.2 million, and net income was $18.5 million, or $0.91 per diluted share. The primary driving force behind the record sales numbers achieved during the first quarter this year was an increase in average realized sales prices of 52%, offset by a 10% decline in combined shipped tonnage by the Flat Rolled and Plates and Shapes Divisions when compared to the same period last year. Additionally, as a consequence of the changes implemented last year and helped by strong demand in Florida, the Building Products Division delivered their best first quarter results ever.
    C. Lourenco Goncalves, President and CEO of Metals USA commented:
"We are pleased with our first quarter numbers. Revenue growth was driven by higher metal prices, while margins, as expected, were not as high as last year's first quarter. We have maintained our disciplined approach to sales, walking away from less profitable transactions and expanding our business with our customers toward more value-added service."
    Mr. Goncalves continued: "Our first quarter results were good and are a clear demonstration that Metals USA can be profitable even when market conditions are not as favorable as last year. Although we have not seen any indications of metal price increases due to the recent increases in raw material costs to the mills as we had expected, underlying demand remains good, and we expect our second quarter to be another good one."
    Metals USA will host a conference call on Monday, April 25th at 11:00 a.m. EDT during which Lourenco Goncalves will discuss Metals USA's first quarter 2005 results. You are invited to listen to the live audio broadcast of the conference call over the internet, accessible from the Metals USA web site: www.metalsusa.com. A replay of the call will be available for about 30 days either on the Company's website or by dialing (888) 203-1112 in the U.S. and 719-457-0820 for international service and entering the pass code 9436574.

    Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals, and building products markets. For more information, visit the company's website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company's Form 10-K and 10-Qs which are on file with the Securities and Exchange Commission for more complete information. Additionally, copies of the Company's filings with the Securities and Exchange Commission together with press releases and other information investors may find of benefit can be found at the Company's website at www.metalsusa.com.

    This press release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the Company's control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those disclosed in the Company's periodic filings with the Securities and Exchange Commission.


                           Metals USA, Inc.
           Unaudited Consolidated Statements of Operations
               (In millions, except per share amounts)

                                              Three Months Ended
                                        ------------------------------
                                            March 31,     December 31,
                                        ----------------- ------------
                                          2005     2004        2004
                                        --------  -------    ---------
Revenues:
  Net sales                             $ 427.6  $ 319.2      $ 394.4
  Cost of sales                           333.8    225.3        295.4
                                        -------- --------    ---------
                                           93.8     93.9         99.0
Operating cost and expenses:
  Operating and delivery                   37.8     37.0         34.7
  Selling, general and administrative      24.3     24.9         30.6
  Depreciation and amortization             0.7      0.3          0.8
                                        -------- --------    ---------
    Operating income                       31.0     31.7         32.9
Other (income) expense:
  Interest expense                          3.2      1.7          2.6
  Other (income) expense, net              (0.2)    (0.4)        (0.9)
                                        -------- --------    ---------
Income before income taxes                 28.0     30.4         31.2
  Provision for income taxes               10.7     11.9         10.7
                                        -------- --------    ---------
Net income                              $  17.3  $  18.5      $  20.5
                                        ======== ========    =========

                                        -------- --------    ---------
Net income (loss) per share -- basic:   $  0.85  $  0.92      $  1.01
                                        ======== ========    =========

                                        -------- --------    ---------
Net income (loss) per share -- diluted: $  0.83  $  0.91      $  0.99
                                        ======== ========    =========

Number of common shares used in the per
 share calculations:
  Basic                                    20.3     20.2         20.2
                                        ======== ========    =========
  Diluted                                  20.9     20.4         20.8
                                        ======== ========    =========



                           Metals USA, Inc.
           Unaudited Consolidated Condensed Balance Sheets
                            (In millions)

                                              March 31,   December 31,
                                                2005          2004
                                              ---------   ------------

                    Assets

Current assets:
   Cash                                         $  14.3       $  12.6
   Accounts receivable, net of allowance of
    $8.6 and $7.7 respectively                    201.8         173.5
   Inventories                                    457.6         462.9
   Prepaid expenses and other                      18.4          19.0
                                                 -------       -------
      Total current assets                        692.1         668.0
Property and equipment, net                        38.1          36.1
Other assets, net                                   5.8           5.9
                                              ----------  ------------
      Total assets                              $ 736.0       $ 710.0
                                              ==========  ============

        Liabilities and Stockholders' Equity

Current liabilities:
   Accounts payable                             $  69.4       $  64.0
   Accrued liabilities                             29.0          35.0
   Current portion of long-term debt                4.0           4.0
                                                 -------       -------
      Total current liabilities                   102.4         103.0
Long-term debt, less current portion              274.4         266.6
Other long-term liabilities                        12.6          12.2
                                                 -------       -------
      Total liabilities                           389.4         381.8
                                                 -------       -------
Commitments and contingencies
Stockholders' equity:
   Preferred stock, $0.1 par value, 5,000,000
    shares authorized; none issued                  -             -
   Common stock, $.01 par value, 200,000,000
    shares authorized; 20,282,790 shares
    issued and outstanding at March 31, 2005
    and 20,260,013 shares issued and
    outstanding at December 31, 2004                0.2           0.2
Additional paid-in capital                        221.0         219.5
Deferred compensation                              (0.6)         (0.2)
Retained earnings                                 126.0         108.7
                                              ----------  ------------
      Total stockholders' equity                  346.6         328.2
                                              ----------  ------------
        Total liabilities and stockholders'
         equity                                 $ 736.0       $ 710.0
                                              ==========  ============



                           Metals USA, Inc.
      Unaudited Consolidated Condensed Statements of Cash Flows
                            (In millions)

                                                    Three Months Ended
                                                          March 31,
                                                    ------------------
                                                         2005    2004
                                                        ------  ------

Cash flows from operating activities:
   Net income                                          $ 17.3  $ 18.5
   Adjustments to reconcile net income to net cash
    provided by operating activities:
      Provision for bad debts                             0.9     1.5
      Adjustment to Predecessor Company tax
       attribute valuation allowance                      0.9     1.0
      Depreciation and amortization                       0.8     0.3
      Changes in operating assets and liabilities:
         Accounts receivable                            (29.2)  (47.2)
         Inventories                                      5.3   (29.9)
         Prepaid expenses and other                       0.5     1.0
         Accounts payable and accrued liabilities        (0.2)   13.3
         Other operating                                  0.4     0.1
                                                       ------- -------
           Net cash provided by (used in) operations     (3.3)  (41.4)
                                                       ------- -------

Cash flows from investing activities:
      Sale of assets                                        -     0.1
      Purchase of assets                                 (2.8)   (4.8)
                                                       ------- -------
           Net cash provided by (used in) investing
             activities                                  (2.8)   (4.7)
                                                       ------- -------

Cash flows from financing activities:
   Net borrowings (repayments) on credit facilities       8.0    48.3
   Repayments of long-term debt                          (0.2)   (0.1)
   Deferred financing costs and other                    (0.1)   (0.8)
   Issuance of common stock                               0.1     0.2
                                                       ------- -------
           Net cash provided by (used in) financing
            activities                                    7.8    47.6
                                                       ------- -------

Net increase in cash                                      1.7     1.5
   Cash, beginning of period                             12.6    11.4
                                                       ------- -------
Cash, end of period                                    $ 14.3  $ 12.9
                                                       ======= =======



                           Metals USA, Inc.
       Unaudited Supplemental Segment and Non GAAP Information
        (In millions, except per share amounts and shipments)

                                               Three Months Ended
                                       -------------------------------
                                           March 31,      December 31,
                                       ----------------   ------------
                                         2005    2004         2004
                                        ------  -------      ------
Segment:

Flat Rolled:
  Net sales                            $212.4   $151.4      $190.8
  Operating Income                     $ 13.4   $ 14.3      $ 17.0
  Depreciation and amortization        $  0.1   $  0.1      $  0.1

  EBITDA       (a)                     $ 13.5   $ 14.4      $ 17.1
  Shipments    (b)                        191      208         171


Plates and Shapes:
  Net sales                            $176.7   $135.1      $161.0
  Operating Income                     $ 19.5   $ 20.7      $ 23.0
  Depreciation and amortization        $  0.4   $  0.1      $  0.3

  EBITDA       (a)                     $ 19.9   $ 20.8      $ 23.3
  Shipments    (b)                        181      206         169


Building Products:
  Net sales                            $ 44.4   $ 36.4      $ 47.0
  Operating Income                     $  2.9   $  0.9      $ (0.8)
  Depreciation and amortization  (d)   $  0.1   $  0.1      $  0.2

  EBITDA       (a)                     $  3.0   $  1.0      $ (0.6)
  Shipments    (b)                          -        -           -


Corporate and other
  Net sales    (c)                     $ (5.9)  $ (3.7)     $ (4.4)
  Operating Income                     $ (4.8)  $ (4.2)     $ (6.3)
  Depreciation and amortization        $  0.2   $    -      $  0.2

  EBITDA       (a)                     $ (4.6)  $ (4.2)     $ (6.1)
  Shipments    (b) (c)                     (7)      (6)         (5)


Consolidated
  Net sales                            $427.6   $319.2      $394.4
  Operating Income                     $ 31.0   $ 31.7      $ 32.9
  Depreciation and amortization  (d)   $  0.8   $  0.3      $  0.8

  EBITDA       (a)                     $ 31.8   $ 32.0      $ 33.7
  Shipments    (b)                        365      408         335


(a) EBITDA is the summation of Operating Income and Depreciation and Amortization. We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company's financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or as a measure of liquidity.
(b) Unaudited and is expressed in thousands of tons. Not a meaningful measure for Building Products.
(c) Negative net sales and shipment information represent the elimination of intercompany transactions.
(d) Includes depreciation expense recorded in cost of sales.

    CONTACT: Metals USA, Inc.
             Terry L. Freeman, 713-965-0990